UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2023

FRONTERA GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-198524	46-4429598
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Carson Street, Suite 200

Carson City, Nevada 89701

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number including area code: 909-374-5750

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition of Assets.

Purchase of Global Market Link, LLC. 24.9% Equity Interest

On April 30, 2023, Frontera Group Inc (“Company”) entered into an Amended and Restated Securities Purchase Agreement (the “Purchase Agreement”), by and among the Company and Robert Espaillat and Global Market Link, LLC., (“GML”) a South Carolina limited liability company.  The Company agreed to acquire from Robert Espaillat 24.9% of the issued and outstanding membership interests of GML as well as obtain the consent of GML to the transfer of interests.

On April 30, 2023 the Company, Robert Espaillat, and GML partially closed on the sale and purchase of 24.9% of the GML membership interests to the Company. Effective  May 5, 2023 the Company completed the remainder of the transaction by completing an assignment of membership of GML (the “Assignment”) at a purchase price of $500,000 in a transaction in which the Seller provided 100% financing to the Company in the form a Promissory Note (the “Note”) and Seller retained a pledge and security interest (the “Pledge and Security Agreement”) in and to the 24.9% membership interests sold by Seller to the Company until such time as the Company completed all payments due Espaillat under the terms of the Seller financing.

The forgoing description of the Purchase Agreement, Note and Pledge and Security Agreement  does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, Assignment, Note, and Pledge and Security Agreement  which  is filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) contemporaneously with this Form 8K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Securities Purchase Agreement
10.2	Promissory Note
10.3	Pledge and Security Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Frontera Group, Inc.

Date: May 30, 2023	By:	/s/ Andrew De Luna
Andrew De Luna Interim Chief Executive Officer